UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                        --------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                         ------------------------------

                                  April 6, 2000

                Date of Report (Date of earliest event reported)

                              CENTURY CASINOS, INC.

             (Exact Name of Registrant as specified in its charter)


          Delaware                  0-22290                     84-1271317
(State or other jurisdiction      (Commission                (I.R.S. Employer
      of incorporation)           File Number)            Identification Number)


                      200-220 E. Bennett Avenue
                           Cripple Creek, CO                        80813
                (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: 719-689-0333

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 6, 2000, the Registrant selected Grant Thornton LLP as its principal independent accountants, to replace Deloitte & Touche, LLP (its "Former Auditor").

     Registrant had no disagreements with the Former Auditor that, if not resolved would have caused the Former Auditor to report the disagreement.

     There has been no adverse opinion, disclaimer of opinion, or qualified opinion in the Former Auditor's report for any of the preceding two years.

     A  letter  from  the  Former   Auditor   stating  its  agreement  with  the
Registrant's disclosures was filed as Exhibit 2000-2, with Registrant's 8-K filed on March 24, 2000.

     The decision to select Grant Thornton LLP as Registrant's independent accountants was recommended by the Audit Committee of the Board of Directors, and approved by the Board.


Item 5.   APPOINTMENT OF NEW CLASS I DIRECTOR

     On March 30, 2000, Dr. Dinah Corbaci was appointed by Registrant's Board of Directors as a Class I director, to fill the vacancy created by the resignation of Norbert Teufelberger on September 30, 1999. Dr. Corbaci will serve until her successor has been duly qualified and elected.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Century Casinos, Inc.
                                           (Registrant)


Date:  April 11, 2000                      By:/s/ Erwin Haitzmann
                                              ----------------------
                                              Erwin Haitzmann,
                                              Chief Executive Officer